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                                                                    EXHIBIT 4.14


                     FIRST AMENDMENT TO DECLARATION OF TRUST

         THIS FIRST AMENDMENT TO DECLARATION OF TRUST, dated as of August 5, 1998 (the "First Amendment"), is among EL PASO ENERGY CORPORATION, a Delaware corporation ("El Paso Energy" and hereinafter the "Sponsor"), Chase Manhattan Bank Delaware, as Delaware trustee (the "Delaware Trustee"), and the administrative trustees named on the signature page hereto (the "Administrative Trustees"), and amends to the extent specified below the Declaration (as defined herein).

                              W I T N E S S E T H :

         WHEREAS, El Paso Natural Gas Company ("EPNG"), the Delaware Trustee and the Administrative Trustees are parties to that certain Declaration of Trust of El Paso Energy Capital Trust II (the "Trust") dated as of December 11, 1997 (the "Declaration"); and

         WHEREAS, EPNG recently caused El Paso Energy to be formed as a wholly owned subsidiary of EPNG and then caused El Paso Energy to form El Paso Energy Merger Company as a Delaware corporation and wholly owned subsidiary of El Paso Energy ("Merger Sub"); and

         WHEREAS, in accordance with that certain Reorganization Agreement, dated as of July 16, 1998, among EPNG, El Paso Energy and Merger Sub, and pursuant to that certain Agreement and Plan of Merger, dated as of July 16, 1998, among EPNG, El Paso Energy and Merger Sub, effective as of 12:01 a.m., Eastern Daylight Time, on August 1, 1998 EPNG merged (the "Merger") with Merger Sub, with EPNG continuing as the surviving corporation of the Merger and each outstanding share (or fraction thereof) of the common stock, par value $3.00 per share, of EPNG being converted into a share (or equal fraction thereof) of common stock, par value $3.00 per share, of El Paso Energy; and

         WHEREAS, as a result of the Merger, El Paso Energy has become the holding company of EPNG, and such holding company reorganization was effected in accordance with Section 251(g) of the Delaware General Corporation Law; and

         WHEREAS, the parties hereto desire to amend the Declaration in order to substitute El Paso Energy for EPNG as sponsor of the Trust pursuant to such holding company reorganization; and

         WHEREAS, the entry into this First Amendment by the parties hereto is in all respects authorized by the provisions of the Declaration; and

         WHEREAS, all things necessary to make this First Amendment a valid agreement according to its terms have been done.



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         NOW, THEREFORE, for and in consideration of the premises, El Paso
Energy, the Delaware Trustee and the Administrative Trustees mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Trust Securities as follows:

                                    ARTICLE 1

         SECTION 1.01. Substitution of El Paso Energy. El Paso Energy does hereby agree to succeed to and be substituted for EPNG under the Declaration with the same effect as if it had been named originally therein as the Sponsor.

                                    ARTICLE 2

                                  MISCELLANEOUS

         SECTION 2.01. Other Terms of Declaration. Except insofar as herein otherwise expressly provided, all the provisions, terms and conditions of the Declaration are in all respects ratified and confirmed and shall remain in full force and effect.

         SECTION 2.02. Terms Defined. All terms defined elsewhere in the Declaration shall have the same meanings when used herein.

         SECTION 2.03. Multiple Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes, but such counterparts shall together be deemed to constitute but one and the same instrument.

         SECTION 2.04. Responsibility of Delaware Trustee. The recitals contained herein shall be taken as the statements of El Paso Energy, and the Delaware Trustee assumes no responsibility for the correctness of the same. The Delaware Trustee makes no representations as to the validity or sufficiency of this First Amendment.



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         IN WITNESS WHEREOF, this First Amendment has been duly executed by El
Paso Energy, the Delaware Trustee and the Administrative Trustees effective as of the day and year first written above.

                                   EL PASO ENERGY CORPORATION,
                                   as sponsor of EL PASO ENERGY CAPITAL TRUST II

                                       By: /s/ H. Brent Austin
                                          -------------------------------------
                                           Title: Executive Vice President and
                                                  Chief Financial Officer



                                   CHASE MANHATTAN BANK
                                   DELAWARE, as Delaware Trustee


                                       By:   /s/ Denis Kelly
                                          -------------------------------------
                                          Title: Trust Officer


                                        /s/ H. Brent Austin
                                       ----------------------------------------
                                       H. Brent Austin, as Administrative
                                       Trustee


                                       /s/ Jeffrey I. Beason
                                       ----------------------------------------
                                       Jeffrey I. Beason, as Administrative
                                       Trustee


                                        /s/ C. Dana Rice
                                       ----------------------------------------
                                       C. Dana Rice, as Administrative Trustee




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